Exhibit 4.3



                   AMENDMENT TO RESTATED MANAGEMENT AGREEMENT
                   ------------------------------------------

     This Amendment to the Restated Management Agreement is made as of the 29 day of April, 2005, by and between Nordic American Tanker Shipping Limited, a Bermuda company (the "Company"), and Scandic American Shipping Ltd., a Bermuda company ("Scandic").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Company and Scandic are parties to a management agreement restated as of June 30, 2004, as further amended on October 12, 2004(the "Restated Management Agreement"); and

     WHEREAS, Section 2 of the Restated Management Agreement currently provides, inter alia, that the term of the Restated Management Agreement shall terminate on June 30, 2014, unless earlier terminated by the parties or unless extended by the parties following mutual agreement; and

     WHEREAS, the Company and Scandic wish to amend Section 2 of the Restated Management Agreement to extend the term of the Restatement Management Agreement to June 30, 2019.

     NOW, THEREFORE, the parties hereby agreed as follows:

     1. Section 2 of the Restated Management Agreement is hereby amended to read as follows:

          "The term of this Agreement shall commence on June 30, 2004 and shall terminate on June 30, 2019, unless earlier terminated pursuant to
          Section 6 hereof or unless extended by the parties following mutual agreement."

     2. The Restated Management Agreement shall otherwise remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Restated Management Agreement as of the date first above written.

                                        NORDIC AMERICAN TANKER
                                          SHIPPING LIMITED


                                        By /s/
                                              ------------------------
                                           Name:
                                           Title:



                                        SCANDIC AMERICAN SHIPPING LTD.


                                        By /s/
                                              ------------------------
                                           Name:
                                           Title: